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                                    EXHIBIT 1

              FORM OF DEFERRAL ELECTION AND BENEFICIARY DESIGNATION

This election is made pursuant to the Citizens First Group Directors' Deferred Fee Plan effective as of April 21, 2003 (as subsequently amended in accordance therewith, the "Plan") and is governed by the Plan's terms and conditions. Capitalized terms not otherwise defined in this document will have the meanings given to them in the Plan.

                            DEFERRAL ELECTION CHOICE

    / / I elect to defer: ________% of my Fees.
                         $________ of my Fees.

    / / I elect not to defer my Fees.

          (Deferral Election choice to be completed only by, and therefore valid only for, Prospective Non-Employee Directors.)

                             BENEFICIARY DESIGNATION

     In the event of my death, all of my Plan benefits shall be paid to my following beneficiary or beneficiaries (if multiple beneficiaries are designated, benefits will be paid in equal shares unless specific percentages are also designated):

                                                         PERCENTAGE

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The share of any of the above named beneficiaries who do not survive me shall be paid to:

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If the box below is checked, I understand that my Beneficiary Designation is irrevocable unless the Committee consents to my revocation of my Beneficiary Designation.

          / / Beneficiary Designation irrevocable unless the Committee consents to my revocation of my Beneficiary Designation.

                     TRIGGER DATE FOR SETTLEMENT OF BENEFITS

     I elect the following as the "Trigger Date," meaning that I will begin receiving benefits at the time specified in the Plan following this date:

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               / /  my Termination of Service;

               / /  my Normal Retirement Date;

               / /  the following specific date which shall not be later than my Normal Retirement Date as long as this date occurs after
                    my Termination of Service:                  .
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          (Note that I understand that, regardless of what I elect above, (a) in no event will the "Trigger Date" be later than my Normal Retirement Date and (b) if I specify a date in the third option that is before my Termination of Service, the Trigger Date will be the earlier of my Termination of Service and my Normal Retirement Date.)

                         FORM OF SETTLEMENT OF BENEFITS

I elect to receive benefits in accordance with the Plan:

     / /   in ________ equal quarterly installments (Director to complete blank)

     / /   in one "lump sum"

     (Note that (1) Former Non-Employee Directors are permitted to elect a "lump sum" settlement only if that was the form of settlement elected under his or her Prior Agreement, and (2) I understand that, regardless of what I elect, the maximum number of quarterly installments will be 80.)

Date:
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                                                         Director

Accepted by Company this       day of                  , 2003.
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                                          By:
                                             --------------------------------

                                             Its:
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